Exhibit 16

December 16, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Yager/Kuester Public Fund Limited Partnership’s statements included under Item 4.01 of its Form 8-K/A for December 16, 2004, and we agree with such statements concerning our Firm.

/S/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP